EXHIBIT 4.2

                           FORM OF RIGHTS CERTIFICATE


CONTROL NUMBER               UNISTAR GAMING CORP.           RIGHTS CERTIFICATE
                                                          FOR ________ SHARES
Expiration Date:__________ 1998                             SUBSCRIPTION PRICE
                                                         U.S. $_____ PER SHARE


                       RIGHTS CERTIFICATE FOR SHARES OF COMMON STOCK
                   VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M. (NEW YORK
                TIME) ON ___________, 1998, THE EXPIRATION DATE. THIS RIGHTS
                     CERTIFICATE IS TRANSFERABLE AND MAY BE COMBINED OR
                   DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING A WHOLE
                NUMBER OF RIGHTS) AT THE OFFICE OF THE RIGHTS AGENT.

THIS RIGHTS CERTIFICATE MAY BE USED TO SUBSCRIBE FOR SHARES OF COMMON STOCK OR MAY BE ASSIGNED OR SOLD. FULL INSTRUCTIONS APPEAR ON THE BACK OF THIS CERTIFICATE.

      The registered owner of this Rights Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for shares of Common Stock, par value $.01 per share, of Unistar Gaming Corp. shown above, in the ratio of one share of Common Stock for each five (5) Rights held, upon the terms and condition and at the price for each share of Common Stock specified in the Prospectus dated __________, 1998.

      If you subscribe for fewer than all the shares represented by this Rights Certificate, the Rights Agent will issue a new Rights Certificate representing the balance of the unsubscribed Rights, provided that the Rights Agent has received your properly completed and executed Rights Certificate and payment prior to 5:00 p.m., New York time, on ______________, 1998. No new Rights Certificate will be issued after that date.

IMPORTANT: Complete appropriate form on reverse.

Date:__________________                                   UNISTAR GAMING CORP.



_____________________________                         By: ____________________
Secretary                                                President



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Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
RIGHTS AGENT


By:______________________________
      Authorized Signature


                      Expiration Date: _____________, 1998


                                                      By Overnight Courier:
By Mail:                   By Hand:                   American Stock Transfer
American Stock Transfer &  American Stock Transfer &  & Trust Company
Trust Company              Trust Company              40 Wall Street, 46th
40 Wall Street             40 Wall Street, 46th Floor Floor
New York, New York  10005  New York, New York  10005  New York, New York  10005

Please check [X] below:

[__]  A.                      Primary Subscription _______________/________ =
                                            (Rights Exercised)
_________________.000 x $___________________ = $_____________________
(Shares Requested)      (Subscription Price)       (Amount Required)

Amount of Check Enclosed or Amount in Notice of Guaranteed
      Deliver = $_____________.

Make check payable to the order of "Unistar Gaming Corp."

[__]  B. Sell any remaining unexercised Rights

[__]  C. Sell all of my Rights

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Signature of Subscriber(s)/Seller(s)

Please provide your telephone number:           Day     (      )
                                                Evening (      )

Social Security Number or Tax ID Number:        __________________________



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SECTION II: TO TRANSFER RIGHTS (except pursuant to B and C above)

For value received, ________ of the Rights represented by this Rights Certificate are assigned to:

---------------------------------------------
Social Security Number or Tax ID Number of Assignee:

---------------------------------------------
(Print full name of Assignee)

---------------------------------------------
Signature of Assignor(s)

---------------------------------------------
(Print full address, including postal Zip Code)

The signature(s) must correspond with the names as written upon the face of this Rights Certificate, in every particular, without alteration.

IMPORTANT: For Transfer, a Signature Guarantee must be provided by an eligible financial institution which is a participant in a recognized signature guarantee program.

SIGNATURE GUARANTEED BY:


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PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES
UNLESS THE SELLER'S CERTIFICATE U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE RIGHTS AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO BACKUP WITHHOLDING.

[__] CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY TO THE RIGHTS AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

      NAME(S) OF REGISTERED OWNER:       _____________________________
      WINDOW TICK NUMBER (IF ANY):       _____________________________
      DATE OF EXECUTION OF NOTICE
      OF GUARANTEED DELIVERY:            _____________________________
      NAME OF INSTITUTION THAT
      GUARANTEED DELIVERY:               _____________________________